PRICING SUPPLEMENT NO. 13 DATED MARCH 12, 2002        FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED OCTOBER 31, 2001                          FILE NO.333-63164
AND PROSPECTUS SUPPLEMENT DATED DECEMBER 11, 2001)


                                 $3,000,000,000
                               USA EDUCATION, INC.
                           Medium Term Notes, Series A
                  Due 9 Months or Longer From the Date of Issue



--------------------------------------------- ----------------------------------------- --------------------------------------
Principal Amount:    $50,000,000              Floating Rate Notes:       |X|            Fixed Rate Notes:         |_|

--------------------------------------------- ----------------------------------------- --------------------------------------
--------------------------------------------- ----------------------------------------- --------------------------------------
Original Issue Date:  March 15, 2002          Closing Date:    March 15, 2002           CUSIP Number:     90390M AN0

--------------------------------------------- ----------------------------------------- --------------------------------------
--------------------------------------------- ----------------------------------------- --------------------------------------
Maturity Date:       April 26, 2004           Option to Extend Maturity:   |X| No       Specified Currency:  U.S. Dollars

                                                                           |_| Yes
                                              If Yes, Final Maturity
                                              Date:
--------------------------------------------- ----------------------------------------- --------------------------------------

------------------------------------------------ -------------- ----------------------------------- --------------------------
Redeemable at the option of the Company:         |X| No         Redemption Price:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Redemption Dates:                   Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
------------------------------------------------ -------------- ----------------------------------- --------------------------
Repayment at the option of the Holder: :         |X| No         Repayment Price:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------
------------------------------------------------ -------------- ----------------------------------- --------------------------
                                                 |_| Yes        Repayment Dates:                    Not Applicable.
------------------------------------------------ -------------- ----------------------------------- --------------------------

------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FIXED RATE NOTES ONLY:

------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- --------------------------------------------------------------
         Interest Rate:                                         Interest Payment Date(s):

--------------------------------------------------------------- --------------------------------------------------------------
--------------------------------------------------------------- --------------------------------------------------------------
         Interest Accrual Method:
--------------------------------------------------------------- --------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FLOATING RATE NOTES ONLY:

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
Floating Rate Index:
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_|    CD Rate                               Index Maturity:   Three Months, except for the initial
                                                                                 Interest Period.
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Commercial Paper Rate
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| CMT Rate                                 Spread :   Plus 15 basis points (.15%).
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Federal Funds Rate
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |X| LIBOR Telerate                           Initial Interest Rate:      2.06%.
--------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| LIBOR Reuters
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| Prime Rate                               Interest Rate Reset Period:  Quarterly.
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
                  |_| 91-Day Treasury Bill Rate

-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
Reset Date(s):  Each January 25th, April 25th, July 25th       Interest Payment   Each January 25th, April 25th, July 25th
                and October 25th  during the term of the       Date(s):           and October 25th  during the term of the
                Notes, beginning April 25, 2002, subject to                       Notes, beginning April 25, 2002, subject to
                following business day convention.                                following business day convention.
-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------




-------------------------------------------------------------- ----------------------------------------------------------------
Interest Determination   2 London and New York Business        Interest Period:    From and including the previous Interest
Date:                   Days prior to the related Reset                           Payment Date (or Original Issue Date, in
                        Date.                                                     the case of the first Interest Accrual
                                                                                  Period) to but excluding the current
                                                                                  Interest Payment Date (or Maturity Date, in
                                                                                  the case of  the last Interest Accrual
                                                                                  Period).
-------------------------------------------------------------- ----------------------------------------------------------------

-------------------------------------------------------------- ----------------------------------------------------------------
Lock-in Period Start Date:     Not Applicable.                 Accrual Method:   Actual/360.

-------------------------------------------------------------- ----------------------------------------------------------------
-------------------------------------------------------------- ----------------------------------------------------------------
Maximum Interest Rate:       Not Applicable.                   Minimum Interest Rate:     Not Applicable.
-------------------------------------------------------------- ----------------------------------------------------------------

Form:                      Book-entry.

Denominations:             $1,000 minimum and integral multiples of $1,000 in
                           excess thereof.

Trustee:                   JPMorgan Chase Bank, formerly known as The Chase
                           Manhattan Bank.

Issue Price:               99.98%.

Agent's Commission:        0.02%.

Net Proceeds:              $49,990,000.

Agent: Goldman, Sachs & Co. is acting as underwriter for this issuance.



  OBLIGATIONS OF USA EDUCATION, INC. AND ANY SUBSIDIARY OF USA EDUCATION, INC. ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.
  NEITHER USA EDUCATION, INC. NOR ANY SUBSIDIARY OF USA EDUCATION, INC. (OTHER THAN STUDENT LOAN MARKETING ASSOCIATION) IS A GOVERNMENT-SPONSORED ENTERPRISE
             OR AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.